                                    [LETTERHEAD]


                             GENERAL AGENT'S AGREEMENT

SECTION ONE -- APPOINTMENT AND PURPOSE

A. This Agreement is hereby made, entered into and effective the First day of June, 1972, by and between THE OLD LINE LIFE INSURANCE COMPANY OF AMERICA, a Wisconsin Insurance Corporation, (called "the COMPANY") and Carroll H. Payne of Ft. Worth, Texas, (called "the GENERAL AGENT") as a GENERAL AGENT to recommend applicants to the COMPANY for appointment as Agents, Special Agents, District Agents and Brokers, subject to appointment by the COMPANY by written contract, and hereinafter designated as the "REPRESENTATIVE" and the REPRESENTATIVE so recommended by the GENERAL AGENT and so contracted by the COMPANY shall be under his jurisdiction. In addition, the GENERAL AGENT when properly licensed may personally solicit applications for individual Life Insurance and Annuities, Health Insurance and Group Life and Group Health Insurance policies.


SECTION TWO -- GENERAL AGENT'S RESPONSIBILITIES

A. The GENERAL AGENT agrees to comply with the COMPANY'S rules and regulations in force and such as may be adopted by the COMPANY from time to time.

B.   [DELETED]

C. The GENERAL AGENT agrees not to induce or endeavor to induce any REPRESENTATIVE of the COMPANY to sever his contractual relationship with it, or any policyowner to cancel a policy in this COMPANY.

D. The GENERAL AGENT agrees to conform to all the regulations of the Insurance Department and the insurance laws of the state or states in which he may be performing his functions under this Agreement.

E. The GENERAL AGENT is without authority to perform and expressly agrees not to perform any of the following acts:

          (1)  Make, modify, alter or discharge any policy contract;
          (2)  Extend the time for payment of any premium;
          (3)  Waive any forfeiture;
          (4)  Guarantee dividends;
          (5)  Incur any debt or liability in the name of the COMPANY;
          (6) Advertise or issue advertising material without the specific written approval of the COMPANY first obtained;
          (7) Withhold or convert to his own use or for the benefit of others any monies, securities, policies or receipts belonging to the COMPANY or fail to submit promptly to the COMPANY any applications for policies.

F. The GENERAL AGENT has no right or authority to receive or collect monies for or on behalf of the COMPANY, except the initial premium on insurance solicited by him, unless otherwise directed in writing by the COMPANY. All monies, settlements or documents received by the GENERAL AGENT for or on behalf of the COMPANY shall be received by the GENERAL AGENT in a fiduciary capacity and immediately paid over or delivered to the COMPANY, except as otherwise directed in writing by the COMPANY.


SECTION THREE -- COMPENSATION

A. Subject to the provisions hereof and the rules of the COMPANY, the full compensation of the GENERAL AGENT shall be commissions and persistency fees payable at the applicable rate set forth in the Schedule of Commissions, Persistency Fees and Vesting Requirements in effect at the date of application for the policy, which Schedule and all amendments, supplements and replacements thereof and hereto are hereby made a part of this Agreement.

B. Commissions and persistency fees are subject to change at any time by written notice by the COMPANY to the GENERAL AGENT, but no such change shall affect commissions or persistency fees on any policy issued prior to the effective date of such change.

C. If commission rates are not shown in the Schedule or if special premium rate quotations are made, commission rates shall be such as may be fixed by the COMPANY. Commissions to be allowed on converted insurance are to be determined by the COMPANY as of the time when the conversion is effective in accordance with rates and practices of the COMPANY then in effect.

D. In the event any policy on which the GENERAL AGENT is entitled to commissions or persistency fees shall lapse because of non-payment of premium and shall be replaced or reinstated, any commissions or persistency fees on the new or reinstated policy shall be payable only in the sole discretion of the COMPANY.

E. To be entitled to commissions and fees, if any, the GENERAL AGENT'S name or the name of a REPRESENTATIVE under his jurisdiction must appear as soliciting agent on the application for insurance and the insurance must have been fairly effected through the efforts of said GENERAL AGENT or REPRESENTATIVE. [DELETION]

F. Whenever, in the judgment of the COMPANY, it shall become advisable to recall any policy issued before delivery thereof is made, the GENERAL AGENT shall promptly refund to the COMPANY any commissions received by him on account of such policy. Whenever after delivery the COMPANY shall effect or procure the surrender, rescission or cancellation of any policy and refund or waive the premium or premiums, the GENERAL AGENT shall in all cases lose all rights to commissions and persistency fees and shall repay such commissions and persistency fees to the COMPANY.


SECTION FOUR -- TERMINATION PROVISIONS - AMENDED 3-11-78
                                         AMENDMENT ATTACHED

A. This Agreement shall automatically terminate upon the death of the GENERAL AGENT.

B. This Agreement shall automatically terminate upon the revocation or non-renewal of the GENERAL AGENT's license(s).

C. This Agreement may also be terminated with or without cause by the GENERAL AGENT or by the COMPANY by notice sent by ordinary or certified mail to the last address furnished to the party sending such notice.

D. Upon termination of this Agreement, the GENERAL AGENT shall immediately pay in cash to the COMPANY all sums due hereunder or otherwise and shall immediately deliver to the COMPANY or its representatives all rate books, letters, records and supplies connected with the business of the COMPANY and belonging to the COMPANY.

SECTION FIVE -- VESTING PROVISIONS

A.   [DELETED]

B.   [DELETED]

C. If this Agreement is terminated prior to the tenth anniversary of the Agreement for any reason other than the death of the GENERAL AGENT, or for the violation of any of the provisions in SECTION TWO, Sub-Section "B" through "F" inclusive, prior to termination, the first year and renewal commissions shall be paid as they accrue to the GENERAL AGENT on each respective class of vested business shown in Part 8, Vesting Requirements, of the Schedule of Commissions, Persistency Fees and Vesting Requirements, subject to the limitations appearing in SECTION FIVE, Sub-Section "E" thereof, of this Agreement.

D. If this Agreement is terminated on or after the tenth anniversary of the Agreement for any reason other than the death of the GENERAL AGENT, or for the violation of any of the provisions in SECTION TWO, Sub-Section "B" through "F" inclusive, prior to termination, the first year, renewal and special renewal commissions shall be paid as they accrue to the GENERAL AGENT on each respective class of vested business shown in Part 8, Vesting Requirements, of the Schedule of Commissions, Persistency Fees and Vesting Requirements, subject to the limitations appearing in SECTION FIVE, Sub-Section "E", thereof, of this Agreement.

E. Any commission payments provided for in Sub-Section "C" and "D" of SECTION FIVE of this Agreement will be paid only in the event that the Paid Volume of Life Insurance in force, or the paid Annual Premium on Annuity Contracts in force, or the Paid Annual Premium on Health Insurance in force by reason of this or any previous agreement or agreements which this Agreement supersedes, equals or exceeds one or more of the minimum amounts appearing in lines 1 or 3, or both, of Part 8 of the Schedule of Commissions, Persistency Fees and Vesting Requirements, it being understood that such commission payments will be paid only with respect to those Classes of Vested Business with respect to which the paid minimum amounts have so been equalled or exceeded.

     Said Commissions, after termination of this Agreement, will no longer be paid with respect to any class of vested business set forth in Part 8, Vesting Requirements, of the Schedule of Commissions, Persistency Fees and Vesting Requirements, in the event that the minimum of volume or premium in force, as the case may be, should at any time fall below the minimum amount provided for in lines 2 or 4, or both, of said Part 8 of said Schedule of Commissions, Persistency Fees and Vesting Requirements.

F. If this Agreement is terminated by the GENERAL AGENT, any commissions, other than first year commissions, to which he may thereafter become entitled, would be reduced by a collection fee of 20% thereof.


SECTION SIX -- GENERAL PROVISIONS

A. The COMPANY shall have a prior right and offset to all commissions and persistency fees payable hereunder for any debt due from the GENERAL AGENT or any REPRESENTATIVE under his jurisdiction to the COMPANY together with interest at the legal rate. This prior right and offset shall not be extinguished by the termination of this Agreement.

B. Neither this Agreement nor the commissions or persistency fees accuring hereunder, nor any interest herein, nor any right or claim created hereby or arising by reason of the GENERAL AGENT acting hereunder, shall be assignable, except upon the prior written consent of the COMPANY which right to consent and subsequent acceptance of the assignments is herein specifically reserved.

C. Forebearance or failure of the COMPANY to insist upon performance of this Agreement or to enforce its rights hereunder, shall not constitute a waiver of its rights or privileges hereunder or of its subsequent right to insist upon such performance.

D. The GENERAL AGENT shall be an independent contractor reserving the right to exercise independent judgment as to the time, place and manner of soliciting applications and generally achieving the authorized purposes set forth in SECTION ONE of this Agreement. No provision of this Agreement shall be construed to abridge this right or to create a relationship of employer and employee.

E. The COMPANY reserves the right to decline any application for insurance and to withdraw from any territory without liability to the GENERAL AGENT.

F. This Agreement supersedes any previous GENERAL AGENT'S or other Agent's Agreements between the GENERAL AGENT and the COMPANY except as to commissions and fees, if any, accruing under such previous Agent's Agreement or Agreements, and, except further, any rights of the COMPANY under the provisions of such previous agreement or agreements and it is further understood that all financial obligations to the COMPANY heretofore incurred or assumed by the GENERAL AGENT by virtue of the provisions of such agreement or agreements, and prior rights of the COMPANY and offsets to which it is entitled created in connection therewith, remain in full force and effect.

G. The COMPANY shall have the right to terminate the Agreement of any REPRESENTATIVE recommended by or under the jurisdiction of the GENERAL AGENT and such termination shall be without liability to the COMPANY, either to the GENERAL AGENT or otherwise.

H. This Agreement shall not be effective until executed by the parties hereto. No modification of this Agreement or of any amendment hereto shall be valid unless made in writing and executed by the COMPANY.

I. It is expressly understood and agreed that this Agreement contains all promises, inducements and representations made collateral thereto.

Executed in duplicate at Milwaukee, Wisconsin, this 31 day of July, 1972.



                              /s/ Carroll H. Payne
                              ---------------------------------------------
                              THE GENERAL AGENT


                              THE OLD LINE LIFE INSURANCE COMPANY OF AMERICA

                              BY    [ILLEGIBLE]
                                 -------------------------------------------


                              ITS    Vice-President
                                  ------------------------------------------

[Logo]                                    SUPPLEMENTAL AGREEMENT

The General Agent's Agreement entered into as of the 1st day of June, 1972, by and between The Old Line Life Insurance Company of America of
Milwaukee, Wisconsin, and Carroll H. Payne hereinafter referred to or designated as the General Agent is effective June 1, 1972 supplemented as follows:


1. In order to assist the General Agent in the (development of the General Agency,) the Company agrees to pay the General Agent the following Development Allowances on insurance written and paid for by the Agency operated by said General Agent's Agreement:

     a. Two and 50/100 Dollars ($2.50) for each $1,000.00 of face value of Permanent Life Insurance.

     b. Two and 00/100 Dollars ($2.00) for each $1,000.00 of initial face value of Executive Term Life Insurance written on Policy Forms
          N. 2110 and No. 2121 without deposit at standard rates.

     c. One and 00/100 Dollars ($1.00) for each $1,000.00 of face value or initial commuted value of Term Life Insurance, except that any insurance written on Policy Forms No. 2010 (10 Year Decreasing Term, No. 2110 (with deposit) and No. 2121 (with deposit) shall not qualify for the payment of said allowance either in whole or in part.

     d. Four and 00/100 Dollars ($4.00) for each $1,000.00 of face value of Level Term with Maturity Value.

     e. Said Development Allowances will be paid monthly on or before the 15th of each calendar month for business paid for at the Home Office during the month period ending on the 25th day of the calendar month preceding the month in which payment is so made.

     f. The General Agency shall not have earned the right to receive payment of said Development Allowance until payment is due in the month following the time the General Agency attains an aggregate Development Allowance credit of $1,000.00, at which time the Development Allowance will be paid retroactively to cover all production applying hereunder. In the event that this Supplemental Agreement shall terminate under Paragraph 3 hereof prior to the time such aggregate Development Allowance equals $1,000.00, nothing shall be payable hereunder to the General Agency.

2. In the event of a lapse, cancellation or termination of any policy during the first Twenty-five (25) months, following the date of its issuance, any "sum paid" by the Company pursuant to this agreement on account of the issuance of such policy, shall be deducted from any future payment which may become due hereunder, or against any other payment or credit then due the General Agent under any other contract or agreement with the Company, and if there be no such payment or credits then due the General Agent, the General Agent shall thereupon be immediately liable to the Company to the extent of said "sum paid", except said "sum paid" will not include any development Allowance, as relating to this Agreement which the General Agent has received on Level Term with Maturity Value under this Agreement.

3. This Supplemental Agreement shall terminate and the payments provided for therein shall cease:

     a. Upon written notice to the General Agent by the Company mailed to his last address furnished the Company; or

     b. Contemporaneous with the effective date of the termination of the said General Agent's Contract with the Company.

4. This Agreement cancels any previous Supplemental Agreement between the General Agent and the Company providing for Development Allowances, except for such allowances as may be accrued thereunder prior to the effective date of this agreement and except further, any rights of the Company under the provisions of such previous agreement.




                              /s/ Carroll H. Payne
                            -----------------------------------
                                 SIGNATURE OF GENERAL AGENT


                          THE OLD LINE LIFE INSURANCE COMPANY
                                       OF AMERICA

                           BY  /s/ [ILLEGIBLE]
                              -----------------------------------
                                    DULY AUTHORIZED OFFICER

[LOGO]                             SUPPLEMENT TO GENERAL AGENT'S AGREEMENT

                                       SPECIAL SERVICE FEE AGREEMENT


This AGREEMENT is entered into by The Old Line Life Insurance Company of
     America, hereinafter called the Company, and Carroll H. Payne, hereinafter referred to as the General Agent.

It is hereby agreed between the parties as follows:

1. This AGREEMENT shall be a supplement to the General Agent's Agreement entered into on the 1ST day of June, 1972, between the General Agent and the Company.

2. A Service Fee will be paid to the General Agent upon meeting certain levels of annual issued and paid business as follows:


        FEE CATEGORY                        FEE PER ONE THOUSAND
      "ALL PRODUCTION"            TERM INSURANCE        PERMANENT INSURANCE
        Under  $3,000,000             0                      0
   $3,000,000- $9,000,000         $0.50                  $1.00
   $9,000,000-$24,000,000           .75                   1.50
  $24,000,000-$48,000,000          1.00                   2.00
         Over $48,000,000          1.25                   2.50


3. The issued and paid business for each calendar year will determine the fee category. As issued and paid production is accumulated through the year, the fee category will be re-determined with corresponding retroactive fee payments.

     The fee for general agencies that commence writing business during the calendar year will be determined on a pro rata basis. All business paid for in the current calendar year will be used in determining the fee category.

4. After the General Agent has sufficient production in the calendar year to qualify for the Service Fee Payment, said Service Fee will be paid on the calendar year production to date, and will thereafter be paid monthly on or before the 15th of each calendar month for business on which the initial premium is credited on business issued and paid for at the Home Office of the Company during the monthly period ending on the 25th day of the calendar month preceding the month in which payment is made.

     Wherever the lapse or cancellation of any policy for which a Service Fee has been paid to the General Agent occurs before the policy has been in force during the first twenty-five (25) months from the issue date, a charge-back of the fee paid shall be made against the General Agent's Commission Account.

     For policies issued on any single life or a group of policies written under deferred compensation, key men, etc., that exceed $500,000.00, the Company reserves the right to negotiate the fee on the excess over $500,000.00. Pledged Collateral Executive Decreasing Term, Ten Year Decreasing Term, Executive Whole Life and Level Term with Maturity Value plans shall be excluded from fee payments; however, business issued on these plans will be included in determining the fee category.

5. All of the terms, conditions and agreements of the General Agent's Agreement not inconsistent herewith shall continue in full force and effect, including but not limited to the power to change and modify commissions, allowances or fees and to terminate this AGREEMENT upon thirty days' notice.


Dated this 25TH day of July, 1972.




/s/ Carroll H. Payne                        THE OLD LINE LIFE INSURANCE COMPANY
------------------------------                        OF  AMERICA
         GENERAL AGENT
                                         BY   /s/ [ILLEGIBLE]
                                             --------------------------------

     [Tollica LOGO]    THE OLD LINE LIFE INSURANCE COMPANY OF AMERICA

HOME OFFICE: WISCONSIN AVENUE AT ELEVENTH - MILWAUKEE, WIS. 53233 - 271-2820
                  SCHEDULE OF COMMISSIONS, PERSISTENCY FEES
                          AND VESTING REQUIREMENTS

1. This Schedule is subject to the terms and conditions of the General Agent's Agreement to which it is attached.

2.   Percentages shown are calculated on paid premium only.

3. The Commissions and Persistency Fees allowable to the GENERAL AGENT on business written by the GENERAL AGENT shall be the applicable percentage set forth in Paragraphs 6 and 7 of this Schedule.

4. The Commissions and Persistency Fees allowable to the GENERAL AGENT on business written by REPRESENTATIVES under his jurisdiction, shall be the percentage of paid premium appearing in Paragraphs 6 and 7 of this Schedule less any Commissions and Persistency Fees if any, allowable to the REPRESENTATIVE under the jurisdiction of the GENERAL AGENT.

5. In the event of the termination of the Agency Agreement of any REPRESENTATIVE under the jurisdiction of the GENERAL AGENT, and at the effective date of such termination, said REPRESENTATIVE shall not, thereafter, be entitled to commissions by virtue of the vesting provisions of the Agency Agreement, the GENERAL AGENT shall, nevertheless, not forfeit his right to his applicable percentage of commissions to which he may become entitled under the Schedule of Commissions, Persistency Fees and Vesting Requirements.

                                             ---------------------------------------------------------------------------------
                                                                      COMMISSIONS
                                             ------------------------------------------------------------
                                                                                             SPECIAL
                                                    FIRST YEAR           RENEWAL             RENEWAL         PERSISTENCY FEES
                                             ---------------------------------------------------------------------------------
                                                                       2ND-10TH YRS.        11-15TH YRS.       11TH + YEARS
6. LIFE INSURANCE & ANNUITIES                    GAR. PREM.    PAR    GAR. PREM. & PAR    GAR. PREM. & PAR    GAR. PREM. & PAR
                                             ---------------------------------------------------------------------------------
   TERM INSURANCE:
     Decreasing Term to 65..................         85         --         17 1/2                 3                 4   Rev. 9-19-74
     30, 25, 20, 15 Yr. Decreasing Term.....         85         --          7 1/2                 3                 4
     10 Year Decreasing Term................         75         --          7 1/2                 -                 -
     Ex. DT to 100, 70, 65-Standard.........         85         --          7 1/2                 3                 4
     Ex. DT 20 Year - Standard..............         85         --          7 1/2                 3                 4
     Ex. DT to 100, 70, 65-Pledged Collat...        150         --           --                   -                 -
     Ex. DT 20 Year - Pledged Collateral....        150         --           --                   -                 -
     Level Term to 65 ......................         85         --          7 1/2                 3                 4
     Annual Renewable Term..................         50         --          7 1/2                 3                 4
     10, 15 and 20 Yr. Conv. Term...........         65         --          7 1/2                 3                 4
     5 and 10 Year Conv. & Renew............         50         --          7 1/2                 -                 -
    *10 and 15 Yr. Two Plus (LTMV)..........        *85         --           --                   -                 -
     5 Yr. Automatic Conv. .................         60         --          7 1/2                 -                 -
     Increasing Term .......................         70         --          7 1/2                 3                 4
     Family Income Term ....................         85         --          7 1/2                 3                 4
     Joint Life - 30, 25, 20 Yr. DT ........         85         --          7 1/2                 3                 4
   CENTURY SERIES DT:
     10, 15, 20, 25, 30, 35 Yr. DT .........         85         --          7 1/2                 3                 4
     DT to 70, 65 ..........................         85         --          7 1/2                 3                 4
   SELECT SPLIT LIFE & DISABILITY:
     Select Deferred Life Annuity...........         70         --            3                   1                 -
     Select R&C Level Term .................         25         --     2nd Yr.  3rd-10th          1                 -
                                                                       12 1/2      3
   WHOLE LIFE:
     Whole Life.............................         85         75         17 1/2                 3                 4
     Life Paid Up at 95.....................         85         75          7 1/2                 3                 4
     Executive Whole Life...................         --         45         12 1/2*                3                 4
     Progressive Estate Builder.............         --         70          7 1/2                 3                 4
     Joint Life - W.L. .....................         85         --          7 1/2                 3                 4
   LIMITED PAY LIFE:
     20 or more premiums....................         85         80          7 1/2                 3                 4
     15 or more premiums....................         75         70          7 1/2                 3                 4
     10 or more premiums....................         60         55          5 1/2                 -                 -
   ENDOWMENT:
     35 or more premiums....................         85         80          7 1/2                 3                 4
     20 or more premiums....................         80         75          7 1/2                 3                 4
     15 or more premiums....................         60         55          7 1/2                 3                 4
      9 or more premuims....................         50         45          5 1/2                 -                 -
   TEN PAY RETIREMENT INCOME................         50         50          5 1/2                 -                 -
   RETIREMENT INCOME AT 65 & 70:
     Ages at issue 10-25....................         80         80          7 1/2                 3                 4
     Ages at issue 26-35....................         75         75          7 1/2                 3                 4
     Ages at issue 36-45....................         65         65          7 1/2                 3                 4
     Ages at issue 46-50....................         60         60          5 1/2                 3                 4
     Ages at issue 51 and over..............         50         50          5 1/2                 3                 4
   SINGLE PREMIUM ANNUITY...................       2 3/4        --            --                  -                 -
   DEFERRED LIFE ANNUITY....................         --         35          7 1/2                 -                 -
   SINGLE PREMIUM LIFE......................          5         --            --                  -                 -
   SINGLE PREMIUM ENDOWMENT.................          5         --            --                  -                 -
   SINGLE PREMIUM MORTGAGE PROTECTION ......      22 1/2        --            --                  -                 -
   GRADED DEATH BENEFIT:
     Life Paid UP @ 85 .....................         35         --          7 1/2                 3                 4
     Retirement Income .....................         35         --          7 1/2                 3                 4
   POLICY PROVISIONS (Riders)                        Same as base policy to which attached
                                             ---------------------------------------------------------------------------------
   *85% plus $2.00 per $1,000 vol.

                                             ---------------------------------------------------------------------------------
                                                                                COMMISSIONS
                                             ---------------------------------------------------------------------------------
7. HEALTH INSURANCE                                                                RENEWAL
                                                              ----------------------------------------------------------------
                                                                                                                    7TH &
PLANS OF                                           FIRST            2ND             3RD            4TH-6TH        SUBSEQUENT
INSURANCE                                          YEAR             YEAR            YEAR            YEARS            YEARS
                                             ---------------------------------------------------------------------------------
Non-Cancellable
Disability Income Policy
Form No. SB (3-67) 1877C...................         55               25               20               20               7 1/2

Guaranteed Renewable
Disability Income Policy
Form No. GR 1915C (3-67)...................         55               25               20               20              12 1/2

Hospital Confinement Policy
Form No. HC (3-67) 1878C...................         45               25               20               20              12 1/2

Hospital Policy
Form No. SH (2-67) 1942C...................         45               25               20               20              12 1/2

Select Ann. Ren. Dis. .....................         55               10               10               10                10

All other Policy Forms.....................         45               30               25               20              12 1/2
                                             ---------------------------------------------------------------------------------


                                              ------------------------------------------------------------------------------------
8. VESTING REQUIREMENTS                                                    CLASSES OF VESTED BUSINESS
                                              ------------------------------------------------------------------------------------
                                                   LIFE INSURANCE               ANNUITY CONTRACTS               HEALTH INSURANCE

                                              EXCLUDING Group Life,             Deferred Life An-               All Health Iinsur-
                                              Single Premium Policies,          nuities ONLY,                   ance Policies
                                              Paid-Up Policies,                 Excluding All                   EXCLUDING Single
                                              Annuities, and Life In-           other Annuity                   Premium Health
                                              surance in force under            Contracts                       and Group Health
                                              non-forfeiture options
                                              or waiver of premium
                                              provisions.
                                              ------------------------------------------------------------------------------------
                                                   PAID VOLUME                    PAID ANNUAL                      PAID ANNUAL
                                                    IN FORCE                    PREMIUM IN FORCE                PREMIUM IN FORCE
                                              ------------------------------------------------------------------------------------
2. Personal Production Vesting Terminates         $   50,000                        $ 1,000                          $ 1,000
---------------------------------------------------------------------------------------------------------------------------------
3. General Agency Production (2) Requirement      $1,000,000                        $20,000                          $20,000
4. General Agency Vesting Terminates                 100,000                          2,000                            2,000
---------------------------------------------------------------------------------------------------------------------------------

(1) Paid business to be considered as "Personal Production" is that business effected SOLELY through the efforts of the General Agent.

(2) Paid business to be considered as "General Agency Production" is that business effected by ALL REPRESENTATIVES of the Agency, including the General Agent's "Personal Production".


FORM NO. I-2325 REV. 9-72

                                                         June 1, 1972

                               AMENDMENT TO

                          GENERAL AGENT'S AGREEMENT


    IT IS UNDERSTOOD AND AGREED, that the General Agent's Agreement effective June 1, 1972, by and between Carroll H. Payne (the GENERAL AGENT) and The Old Line Life Insurance Company of America, (the COMPANY) is amended as of said date as follows:


     1.   SECTION TWO, subsection B is deleted in its entirety.

     2.   SECTION THREE

          A.   Change the 9th word from the end "thereto" to "hereto".

          E.   Delete the last sentence.

     3.   SECTION FOUR, subsection E is created to read:

          "E. Upon termination of this Agreement, the COMPANY agrees to enter into a new General Agent's Agreement with the designated "successor General Agent" as listed below in subparagraph
              (1) when licensed with the COMPANY and otherwise qualified:

              (1) Hugh A. Payne, First Successor General Agent Warner F.
                  Rankin, Jr., Second Successor General Agent David I. Liebman, Third Successor General Agent

              (2) The General Agent hereby assigns and transfers, all
                  commissions, renewals, Special Renewals, Persistency Fees,
                  Development Allowances and Special Service Fees....due and
                  to become due following the cancellation of his contract with the COMPANY, due to death or other reasons, to the above designated successor GENERAL AGENT(S) upon their appointment.

              (3) The COMPANY agrees to pay all monies, as outlined in (2)
                  above, to the successor GENERAL AGENT(S). Further the COMPANY agrees that the new GENERAL AGENT'S Agreement will function as the successor to this GENERAl AGENT'S Agreement and shall include and continue in force all Vesting Provisions (SECTION FIVE) of this General Agent's Agreement."

Amendment to General Agent's Agreement               -2-       June 1, 1972


     4. SCHEDULE OF COMMISSIONS, Paragraph 8, VESTING REQUIREMENTS, is amended to delete the following:

          1.  Personal Production (1) Requirement

          2.  Personal Production Vesting Terminates

     5.   SECTION FIVE - VESTING PROVISIONS, is amended as follows:

          A.  Deleted.

          B.  Deleted.

          Add:

          G. Section Five, paragraphs C. D., and E notwithstanding, when the GENERAL AGENT has sold through his total agent force "Paid Business" of a minimum of $500,000 in Annualized Premiums, in force, then all Commissions, Renewals, Special Renewals, Persistency Fees, Development Allowances, Special Service Fees and all other forms of remuneration shall become fully vested for the duration of the policy's premium paying period irrespective of whether or not this contract is in force. However, when the annualized premiums of policies in force drops below $50,000, this paragraph G shall not apply.

     6.   SECTION SIX is amended as follows:

          B. Add to the end of sentence: "except as otherwise provided herein and by amendments hereto".

          Paragraph I. is deleted and the following is substituted therefor:

          I. It is expressly understood and agreed that this agreement and the following listed parts which are attached hereto and made a part hereof, contains all promises, inducements and representations made collateral thereto. The attached parts are:

              (1) SCHEDULE OF COMMISSIONS, PERSISTENCY FEES AND VESTING REQUIREMENTS, Form No. I-2325, September 1, 1968.

Amendment to General Agent's Agreement            -3-           June 1, 1972


              (2) SUPPLEMENT TO GENERAL AGENT'S AGREEMENT, Special Service Fee Agreement, Form I-3724, executed this date.

              (3)  SUPPLEMENTAL AGREEMENT, Form I-3723, executed this date.

              (4) Assignment of Commissions, assigning GENERAL AGENT COMMISSIONS to the Independent Research Agency for Life Insurance, executed this date.

              (5)  AMENDMENT TO GENERAL AGENT'S AGREEMENT, executed this date.

           ADD:

     J.   The COMPANY agrees not to offer to or execute with an agent contracted to the GENERAL AGENT....an Agent, General Agent, or Broker
          Contract, except through the General Agent, for a period of two years following the agent's termination of his contract with the General Agent and the Independent Research Agency for Life Insurance, Ltd., without the written consent of the General Agent.

     K. "Paid Business" or "Paid for Business", in addition to applications accompanied with a payment in a dollar instrument, shall also include applications which are accompanied by a copy of duly filed Government Allotment by Military Personnel, when otherwise qualifying under the current COMPANY underwriting rules. The record date, for production credit purposes, shall be the date of filing recorded on the Government Allotment. However, the COMPANY shall make no payment of commissions or other dollars on government allotment business until actual receipt of the first payment in its home office.

Executed in duplicate at MILWAUKEE, WISCONSIN, this 1ST day of JUNE, 1972.


                                 /s/ Carroll H. Payne
                                ---------------------------------------------
                                       THE GENERAL AGENT


                                The Old Line Life Insurance Company of America

                              BY:  /s/ Chas S. Lewis
                                  --------------------------------------------
                              Its  VICE PRESIDENT & DIRECTOR OF AGENCIES
                                  --------------------------------------------